Exhibit 4.19.1

CLIFFORD CHANCE S.L.

EXECUTION VERSION

AMENDMENT AGREEMENT

DATED 31 OCTOBER 2014

RELATING TO AN INTERCREDITOR AGREEMENT

DATED 17 SEPTEMBER 2012

BETWEEN

(AMONG OTHERS)

CEMEX, S.A.B. DE C.V.

THE PARENT

AND

WILMINGTON TRUST (LONDON) LIMITED

ACTING AS SECURITY AGENT

AMENDMENT AGREEMENT

- i -

THIS AGREEMENT is dated 31 October 2014 and made between:

(1)	CEMEX, S.A.B. de C.V. (the “Parent”);

(2)	THE SUBSIDIARIES OF THE PARENT named on the signing pages as Debtors, Security Providers and Intra-Group Lenders; and

(3)	WILMINGTON TRUST (LONDON) LIMITED as security trustee for the Secured Parties (the “Security Agent”).

RECITALS:

The Security Agent confirms (on the basis of information provided to it by the Facility Agent and the Club Loan Agent in accordance with paragraph (d) of clause 17.1 (Information and dealing) of the Original Intercreditor Agreement) that an Instructing Group has consented to the amendments referred to in Clause 2 (Amendment of the Original Intercreditor Agreement). On the basis of that consent, the Facility Agent and the Club Loan Agent have instructed the Security Agent to execute this Agreement for itself and on behalf of the other Secured Parties in accordance with clause 20.3 (Effectiveness) of the Original Intercreditor Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Amended Intercreditor Agreement” means the Original Intercreditor Agreement, as amended by this Agreement.

“Club Loan Agent” means the Agent under (and as defined in) the Club Loan Facilities Agreement (in its capacity as a Refinancing Creditor Representative for the purposes of the Intercreditor Agreement).

“Club Loan Facilities Agreement” means the facilities agreement dated 29 September 2014 between, among others, the Parent and Citibank International Limited (formerly Citibank International plc) as agent.

“Effective Date” has the meaning given to that term in the Facilities Agreement Amendment and Restatement Agreement.

“Facilities Agreement Amendment and Restatement Agreement” means the amendment and restatement agreement dated on or about the date of this Agreement between, among others, the Parent and the Facility Agent, in relation to the Facilities Agreement.

“Original Intercreditor Agreement” means the intercreditor agreement dated 17 September 2012 between, among others, the Parent and the Security Agent.

“Party” means a party to this Agreement.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the Original Intercreditor Agreement has the same meaning in this Agreement.

(b)	The principles of construction set out in the Original Intercreditor Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause of, or a Schedule to, this Agreement.

1.4	Third party rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.5	Designation

(a)	Each of the Parent and the Security Agent (on the instructions of the Facility Agent) designates this Agreement as a Finance Document for the purposes of (and as defined in) the Facilities Agreement.

(b)	Each of the Parent and the Security Agent (on the instructions of the Club Loan Agent) designates this Agreement as a Finance Document for the purposes of (and as defined in) the Club Loan Facilities Agreement.

2.	AMENDMENT OF THE ORIGINAL INTERCREDITOR AGREEMENT

With effect from the Effective Date the Original Intercreditor Agreement shall be amended as set out in Schedule 1 (Amendments to Original Intercreditor Agreement).

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing obligations

The provisions of the Original Intercreditor Agreement and each other Debt Document (including, for the avoidance of doubt, the Transaction Security Documents) shall, save as amended by this Agreement, continue in full force and effect.

3.2	Further assurance

The Parent shall (and shall ensure that each other member of the Group will), at the request of the Security Agent and at the Parent’s or such member of the Group’s own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

4.	MISCELLANEOUS

4.1	Incorporation of terms

The provisions of clause 18 (Notices), clause 19.1 (Partial invalidity), clause 19.2 (No impairment), clause 19.3 (Remedies and waivers) and clause 23 (Enforcement) of the Original Intercreditor Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” were references to this Agreement.

4.2	Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been executed as, and is intended to take effect as, a deed by each Party (other than the Security Agent) and has been signed by the Security Agent on the date written on the first page of this Agreement.

SCHEDULE 1

AMENDMENTS TO ORIGINAL INTERCREDITOR AGREEMENT

1.	The following new definitions shall be inserted into clause 1.1 (Definitions):

““First Amendment Agreement” means the amendment agreement dated                     2014 between, among others, the Parent and the Security Agent, in relation to this Agreement.

“First Amendment Date” means the date on which the amendments to this Agreement contemplated by the First Amendment Agreement became effective (being the “Effective Date” under (and as defined in) the First Amendment Agreement).”

2.	Clause 3.7 (Mexican Intra-Group Credit Rights) shall be deleted and replaced with the following:

“3.7	Mexican Intra-Group Credit Rights

(a)	If the Parent so elects by written notice to the Security Agent (a “Mexican Voting Trust Election”), each Debtor and Security Provider shall agree (and the Parent shall accept on behalf of all members of the Group) that, until the Final Discharge Date, Mexican Intra-Group Credit Rights will be subject to a voting trust, governed by the terms of the Voting Trust Agreement currently in effect, where a Mexican bank acts as trustee, pursuant to which, among other things, each Debtor and Security Provider will, until the Final Discharge Date, from time to time transfer to such trustee applicable Mexican Intra-Group Credit Rights, and if any Debtor, Security Provider or other member of the Group is subject to any proceedings for concurso mercantil, quiebra or other similar proceeding, (i) all Mexican Intra-Group Credit Rights will continue to be held by the trustee, (ii) all Mexican Intra-Group Credit Rights of that Debtor, Security Provider or other member of the Group will be voted by the trustee as instructed by the Security Agent (acting on the instructions of an Instructing Group), and (iii) any proceeds received by the trustee under the voting trust in respect of such Mexican Intra-Group Credit Rights will be paid over by the trustee to the Security Agent to be applied in accordance with Clause 10 (Application of Proceeds), provided that only Mexican Intra-Group Liabilities in an amount exceeding $25,000,000 (or its equivalent in other currencies) will be subject to ongoing disclosure obligations under such voting trust.

(b)

The Parent may elect (a “Mexican Subordinated Rights Election”), by written notice to the Security Agent, to treat those rights which would otherwise be treated as Mexican Intra-Group Credit Rights for the purposes of paragraph (a) above as Intra-Group Liabilities for the purposes of this Agreement (such rights, “Mexican Subordinated Rights”). Following a Mexican Subordinated Rights Election, the provisions of (without limitation) Clauses 2.3 (Intra-Group Liabilities), 3.1 (Restriction on Payment: Intra-Group Liabilities), 3.2

(Permitted Payments: Intra-Group Liabilities), 3.3 (Payment obligations continue), 3.4 (Acquisition of Intra-Group Liabilities), 3.5 (Security: Intra-Group Lenders), 3.6 (Restriction on enforcement: Intra-Group Lenders) and 5 (Turnover of Receipts) of this Agreement shall apply mutatis mutandis as if such Mexican Subordinated Rights were Intra-Group Liabilities and the lenders in respect of such Mexican Subordinated Rights were Intra-Group Lenders.

(c)	Subject to paragraph (d) below, each of the Parties hereby agrees that, in the event of any Insolvency Proceedings in relation to the relevant Debtor or Security Provider, in respect of Mexican Subordinated Rights, such Mexican Subordinated Rights shall be subordinated to any and all other claims against any such Debtor or Security Provider as provided for in Clause 2.3 (Intra-Group Liabilities), and shall be voted as instructed or determined by the Security Agent, or if not so voted or if the Security Agent would be restricted from so voting, each Debtor and Security Provider agrees to (i) specify to the bankruptcy trustee, the bankruptcy judge or any other party acting in the relevant Insolvency Proceedings, and use its best efforts within its respective control to cause to have the bankruptcy trustee, the bankruptcy judge or any other party acting in the relevant Insolvency Proceedings to recognise, that the Mexican Subordinated Rights are subordinated to any and all other claims against any such Debtor or Security Provider, (ii) vote, or to cause to be voted, the Mexican Subordinated Rights as instructed by the Security Agent or, if not possible, in the same manner as the majority of the non-related Relevant Liabilities (that are senior to any subordinated debt, of any nature), and (iii) to take any and all other action reasonably requested by the Security Agent, to have the rights specified under this paragraph (c) benefiting the Security Agent and the Lenders and all relevant provisions of this Agreement, be recognised by the bankruptcy trustee, the bankruptcy judge or any other party acting in the relevant Insolvency Proceedings, provided that (A) any action derived from or provided for under this paragraph (c) shall be undertaken by such Debtor or Security Provider to the extent necessary, if requested by the Security Agent, and (B) for the avoidance of doubt, should any funds be received by any Debtor or Security Provider in connection with any Mexican Subordinated Rights, in any Insolvency Proceedings affecting a Debtor or Security Provider, such funds shall be held in trust by the applicable Debtor or Security Provider, and promptly paid over to the Security Agent, for application as set forth in Clause 10 (Application of Proceeds).

(d)

If the Mexican Subordinated Rights would represent less than 25% of the aggregate Relevant Liabilities of a Debtor or Security Provider and such Mexican Subordinated Rights would be permitted to be voted in any Insolvency Proceedings in respect of such Debtor or Security Provider, in addition to observing the terms of paragraph (c) above, each Debtor and Security Provider agrees not to collude, or reach any form of agreement, regardless of whether it is oral or in writing and regardless of how such agreement is designated, with other Creditors or Noteholders to cause a restructuring agreement in respect of a Debtor or Security Provider to be approved, it being understood that any of the Security Agent, a Debtor or a Security Provider shall be entitled to disclose the terms of this paragraph (d) and any other relevant provisions of this Agreement, if deemed necessary or appropriate (including, in the case of the Security Agent, as a result of an instruction by an Instructing Group) to the bankruptcy trustee, the bankruptcy judge or any other party acting in the relevant Insolvency Proceedings.

(e)	Subject to paragraph (b) of Clause 3.2 (Permitted Payments: Intra-Group Liabilities), following the occurrence of an Insolvency Event affecting any Debtor or Security Provider, any funds received by a Debtor or Security Provider in respect of Mexican Subordinated Rights, shall be held in trust by the applicable Debtor or Security Provider, and promptly shall be paid over to the Security Agent to be applied in accordance with Clause 10 (Application of Proceeds).

(f)	The Parent shall make either a Mexican Voting Trust Election or a Mexican Subordinated Rights Election within six (6) months of the First Amendment Date, but shall not be entitled to make both a Mexican Voting Trust Election and a Mexican Subordinated Rights Election. Pending the Parent making either a Mexican Voting Trust Election or a Mexican Subordinated Rights Election, the voting trust governed by the terms of the Voting Trust Agreement in effect as at the First Amendment Date shall continue to apply. The provisions of this Clause 3.7 shall terminate on the Final Discharge Date.”

3.	In paragraph (c) of clause 10.1 (Order of application – Transaction Security Recoveries):

(a)	“in Clause 3.7” shall be replaced with “in paragraph (a) of Clause 3.7”; and

(b)	“paragraph (c) of that Clause 3.7” shall be replaced with “sub-paragraph (iii) of that paragraph (a) of Clause 3.7”.

4.	In clause 16.1 (Debtors’ indemnity), the opening paragraph (from “Each Debtor shall promptly…” to “…against:”) shall be deleted and replaced with the following:

“Each Debtor shall promptly indemnify the Security Agent, every Receiver and Delegate, the Mexican Security Trustee and the Mexican bank acting as trustee under the voting trust to which the Mexican Intra-Group Credit Rights shall have been transferred in accordance with paragraph (a) of Clause 7.3 (Mexican Intra-Group Credit Rights) against:”

4.1	In clause 16.1 (Debtors’ indemnity), the last paragraph (from “Each Debtor expressly acknowledges…” to “…of such amount.”) shall be deleted and replaced with the following:

“Each Debtor expressly acknowledges and agrees that the continuation of its indemnity obligations under this Clause 16.1 (Debtors’ indemnity) will not be prejudiced by any release or disposal under Clause 8.2 (Distressed Disposals) taking into account the operation of that Clause 8.2, Clause 11.20 (Winding up of trust) or Clause 11.21 (Winding up of trust - Notes Secured Creditors). To the extent that the Security Agent, a Receiver, a Delegate, the Mexican Security Trustee or the Mexican bank acting as trustee under the voting trust to which the Mexican Intra-Group Credit Rights shall have been transferred in accordance with paragraph (a) of Clause 3.7 (Mexican Intra-Group Credit Rights) recovers any amount pursuant to an indemnity contained in any other Finance Document, there shall be no double recovery under this Clause 16.1 of such amount.”

SIGNATURES TO THE AMENDMENT AGREEMENT

The Debtors

Executed as a deed by CEMEX, S.A.B. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX ESPAÑA, S.A. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by NEW SUNWARD HOLDING B.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX MATERIALS LLC acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX FINANCE LLC acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX CONCRETOS, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by EMPRESAS TOLTECA DE MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX CORP. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX, INC. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX RESEARCH GROUP AG acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX SHIPPING B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX ASIA B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX FRANCE GESTION S.A.S. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Signed as a deed by Jaime Armando Chapa González as attorney for CEMEX UK in the presence of:	) ) ) )	/s/ Jaime Armando Chapa González

/s/ Fernando J Reiter	Signature of witness

Fernando J Reiter	Name of witness

Col Valle del Campestre	Address of witness

San Pedro Garza Garcia

NL Mexico

Executed as a deed by CEMEX EGYPTIAN INVESTMENTS B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX EGYPTIAN INVESTMENTS II B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

The Security Providers

Executed as a deed by CEMEX, S.A.B. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX OPERACIONES MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by EMPRESAS TOLTECA DE MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by IMPRA CAFÉ, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by INTERAMERICAN INVESTMENTS, INC. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by NEW SUNWARD HOLDING B.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX INTERNATIONAL FINANCE COMPANY acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX TRADEMARKS HOLDING LTD. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Intra-Group Lenders

Executed as a deed by CEMEX, S.A.B. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX ESPAÑA, S.A. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by NEW SUNWARD HOLDING B.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX MATERIALS LLC acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX CONCRETOS, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by EMPRESAS TOLTECA DE MÉXICO, S.A. de C.V. acting by Francisco Javier García Ruiz de Morales	) ) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX CORP acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX, INC. acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX FINANCE, LLC acting by Francisco Javier García Ruiz de Morales	) ) ) )	/s/ Francisco Javier García Ruiz de Morales

Executed as a deed by CEMEX RESEARCH GROUP AG acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX SHIPPING B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX ASIA B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX FRANCE GESTION S.A.S. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Signed as a deed by Jaime Armando Chapa González as attorney for CEMEX UK in the presence of:	) ) ) )	/s/ Jaime Armando Chapa González

/s/ Fernando J Reiter	Signature of witness

Fernando J Reiter	Name of witness

Ricardo Margain 325	Address of witness

Col Valle del Campestre

San Pedro Garza Garcia

NL Mexico

Executed as a deed by CEMEX EGYPTIAN INVESTMENTS B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

Executed as a deed by CEMEX EGYPTIAN INVESTMENTS II B.V. acting by Jaime Armando Chapa González	) ) ) )	/s/ Jaime Armando Chapa González

The Security Agent

WILMINGTON TRUST (LONDON) LIMITED

By: /s/ Sajada Afzal